Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated May 7, 1999 included in this Form 10-K for the year ended March 31, 1999, into the Company's previously filed Registration Statements on Form S-3, File Nos. 333-80679, 333-18933, 333-30955, 333-39421 and 333-62889, and
Registration Statements on Form S-8, File Nos. 333-94400, 333-56454, 333-42156 and 333-37017.


/s/ ARTHUR ANDERSEN LLP

Portland, Oregon
June 29, 1999